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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-101310; Form S-3 Nos. 333-96715, 333-96715-01, and
333-89130-76; and Form S-8 No. 333-97469) of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts and in the related Prospectuses of our report dated January 29, 2003, with respect to the financial statements and schedules included in this Joint Annual Report on Form 10-K for the year ended December 31, 2002 as amended by the Joint Annual Report on Form 10-K/A for the year ended December 31, 2002.


                                                ERNST & YOUNG LLP

New York, New York
July 7, 2003